UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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COMPLETE PRODUCTION SERVICES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This supplement, dated May 11, 2009, supplements the proxy statement filed with the U.S. Securities and Exchange Commission on April 9, 2009, or Proxy Statement, relating to the Annual Meeting of Stockholders of Complete Production Services, Inc. to be held on May 21, 2009, at 9:00 a.m. local time, at The Houstonian, 111 N. Post Oak Lane, Houston, Texas 77024. This supplement is being mailed on or about May 12, 2009 to all stockholders entitled to vote at the annual meeting.

The Proxy Statement includes a proposal to approve Amendment No. 1, or the Amendment, to the Complete Production Services, Inc. 2008 Incentive Award Plan, or 2008 Plan. The Amendment increases the maximum aggregate number of shares of our common stock that may be issued under the 2008 Plan by 6,400,000 shares, from 2,500,000 shares to 8,900,000 shares. Of the 6,400,000 share increase, we reported in the Proxy Statement that 4,900,000 shares may be granted as full value awards. This statement is not completely correct and we failed to disclose the method by which the shares would be counted in order to arrive at this limitation. The purpose of this supplement is to clarify and provide additional information regarding the number of shares available for issuance under the Amendment and the fungible share counting methodology regarding full value awards.

In addition, this supplement clarifies our Board of Directors’ determination regarding the independence of Robert S. Boswell.

The disclosures in the Proxy Statement are hereby clarified, supplemented and amended as set forth in this supplement. Except as described in this supplement, the information provided in the Proxy Statement continues to apply.

Securities Subject to the 2008 Plan

The aggregate number of shares of our common stock that may be issued or transferred pursuant to awards under the 2008 Plan as proposed to be amended is 8,900,000 shares, which represents an increase of 6,400,000 shares. As of the record date, there are 54,018 shares available for issuance under the 2008 Plan.

Effective as of stockholder approval of the Amendment, the aggregate number of shares of common stock available for issuance under the 2008 Plan shall be reduced by (i) 1.3 shares for each share of common stock delivered in settlement of any full value award, and (ii) 1.0 shares for each share of common stock delivered in settlement of any option, stock appreciation right or any other award that is a not a full value award. In the event that all of the shares authorized by the Amendment were granted as full value awards, then there would be 4.9 million shares granted as full value awards and no shares available for issuance as awards that were not full value awards.

In the event of any cancellation, termination, expiration, lapse or forfeiture of an award granted prior to May 21, 2009 under the 2008 Plan, or of any award outstanding under our Amended and Restated 2001 Stock Incentive Plan, as amended, any shares subject to such award at such time will be made available for future grants under the 2008 Plan on a one for one basis. In the event of any cancellation, termination, expiration or forfeiture of any full value award that is granted after May 21, 2009 under the 2008 Plan, any shares subject to such award at such time will be made available for future grants under the 2008 Plan on the basis of 1.3 shares for each share subject to such full value award. No more than 8,900,000 shares of common stock may be issued upon the exercise of incentive stock options under the 2008 Plan. For purposes of the 2008 Plan, full value awards mean any award other than (i) an option, (ii) a stock appreciation right or (iii) any other award for which the holder pays the intrinsic value existing as of the date of grant (whether directly or by forgoing a right to receive a payment from us or any subsidiary of ours).

The corrected Amendment is attached to this supplement as Appendix A.

Clarification Regarding Independence of Robert S. Boswell

This supplement also clarifies that the Board of Directors has determined that Mr. Boswell is not independent under the NYSE standards, but that he is independent under the Risk Metrics Guidelines.

Voting

In the event you have submitted your proxy and do not wish to change your vote, no action is necessary. In the event you have submitted your proxy and wish to change your vote, please follow the instructions contained in the Proxy Statement regarding “Revocation of Proxy”.

Appendix A

AMENDMENT NO. 1
TO THE
COMPLETE PRODUCTION SERVICES, INC.
2008 INCENTIVE AWARD PLAN

This Amendment No. 1 (“Amendment”) to the Complete Production Services, Inc. 2008 Incentive Award Plan (the “Plan”), is adopted by Complete Production Services, Inc., a Delaware corporation (the “Company”), effective as of May 21, 2009. Capitalized terms used in this Amendment and not otherwise defined shall have the same meanings assigned to them in the Plan.

RECITALS

A. Pursuant to Section 1.1 and 11.2 of the Plan, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) acts as Administrator and is responsible for general administration of the Plan. Section 11.2 of the Plan authorizes the Board, at any time and from time to time, to exercise any and all rights and duties of the Committee, subject to certain limitations.

B. The Committee and the Board believe it to be in the best interest of the Company and its stockholders to amend the Plan to increase the maximum aggregate number of shares of Common Stock which may be issued pursuant to Section 2.1 of the Plan.

C. Section 12.1 of the Plan provides that the Administrator may amend the Plan to increase the maximum aggregate number of shares of Common Stock which may be issued pursuant to Section 2.1 of the Plan, subject to approval by the stockholders of the Company within twelve (12) months of such action by the Administrator.

AMENDMENT

1. Subject to approval by the stockholders of the Company, Section 2.1(a) of the Plan is hereby amended and restated in its entirety to read as follows:

“2.1. Shares Subject to Plan.

(a) Subject to Section 12.2(a) and Section 2.1(b), the aggregate number of shares of Common Stock that may be issued or transferred pursuant to Awards under the Plan shall be equal to eight million nine hundred thousand (8,900,000) (“Authorized Shares”), representing an increase of 6,400,000 shares since the Plan’s inception. Effective as of May 21, 2009, the aggregate number of shares of Common Stock available for issuance under the Plan shall be reduced by (i) 1.3 shares for each share of Common Stock delivered in settlement of any Full Value Award (as defined below), and (ii) 1.0 shares for each share of Common Stock delivered in settlement of any Option, Stock Appreciation Right or any other Award that is a not a Full Value Award. In the event of any cancellation, termination, expiration or forfeiture of any Prior Award during the term of the Plan (including any unvested shares of Common Stock that are forfeited by the holder or repurchased by the Company pursuant to the terms of the applicable award agreement at a price not greater than the original purchase price paid by the holder), the number of shares of Common Stock that may be issued or transferred pursuant to Awards under the Plan shall be automatically increased by one share for each share subject to such Prior Award that is so cancelled, terminated, expired, forfeited or repurchased (collectively, the “Cancelled Prior Award Shares”). In the event of any cancellation, termination, expiration or forfeiture of any Full Value Award that is granted after May 21, 2009 under this Plan, the number of shares of Common Stock that may be issued or transferred pursuant to Awards under the Plan shall be automatically increased by 1.3 shares for each share subject to such Full Value Award that is so cancelled, terminated, expired, forfeited or repurchased. In no event, however, shall the aggregate number of shares available for issuance pursuant to Incentive Stock Options under the Plan exceed 8,900,000. For these purposes, a “Full Value Award” shall mean any Award other than (i) an Option, (ii) a Stock Appreciation Right or (iii) any other Award for which the

Holder pays the intrinsic value existing as of the date of grant (whether directly or by forgoing a right to receive a payment from the Company or any Subsidiary).”

2. Except as otherwise expressly set forth in this Amendment, the Plan and each award agreement to be entered into pursuant thereto, shall remain in full force and effect in accordance with its terms.

3. This Amendment shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws relating to conflicts or choice of laws, of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware.

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